SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2003

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2525 Dupont Drive
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 2. ACQUISITION OF ASSETS

               On May 16, 2003, Allergan, Inc. (“Allergan”) completed its acquisition (the “Acquisition”) of all of the outstanding equity interests of Bardeen Sciences Company, LLC (“Bardeen”) from Farallon Pharma Investors, LLC (“Farallon”) for an aggregate purchase price of $263,073,972.60. As a result of the Acquisition, Allergan acquired all of Bardeen’s assets, which consist of the rights to certain pharmaceutical compounds and research projects, including memantine, androgen tears, tazarotene in oral form for the treatment of acne, AGN 195795, AGN 196923, AGN 197075, a hypotensive lipid/timolol combination, a photodynamic therapy project, tyrosine kinase inhibitors for the treatment of ocular neovascularization, a vision-sparing project and a retinal disease project (the “Portfolio”). Bardeen was formed in April 2001 upon the contribution of the Portfolio by Allergan and the commitment of a $250 million capital investment by Farallon. In return for its contribution of the Portfolio, Allergan received certain commercialization rights to market products developed from the compounds comprising the Portfolio. In addition, Allergan acquired an option to purchase rights to any one product and a separate option to purchase all of the outstanding equity interests of Bardeen (the “Equity Purchase Option”) at an option price based on the amount of research and development funds expended by Bardeen on the Portfolio and the time elapsed since the effective date of the option agreement. Neither Allergan nor any of its officers or directors owned any interest in Bardeen or Farallon prior to the Acquisition. Since Bardeen’s formation, Allergan has performed research and development on the compounds comprising the Portfolio on Bardeen’s behalf pursuant to an agreement between the two companies. Dr. Lester Kaplan, Ph.D., Allergan’s Corporate Vice President of Research and Development, has served as a member of Bardeen’s board of directors since Bardeen’s formation.

               The Acquisition occurred following Allergan’s exercise of the Equity Purchase Option and was made pursuant to an LLC Interest Assignment and Amendment Agreement dated as of May 16, 2003, by and among Allergan, Farallon and Bardeen (the “Assignment Agreement”). The aggregate purchase price was determined in accordance with the formula established at the time of the grant of the Equity Purchase Option and was paid by Allergan with cash drawn from Allergan’s working capital. The full text of the Assignment Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

               On May 16, 2003, Allergan issued a press release announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired. In accordance with Item 7(a)(4) of Form 8-K, Allergan will file such financial statements by amendment as soon as practicable, but not later than July 30, 2003.

     (b)  Pro Forma Financial Information. In accordance with Item 7(b)(2) of Form 8-K, Allergan will file such pro forma financial information by amendment as soon as practicable, but not later than July 30, 2003.

     (c)  Exhibits

2.1	LLC Interest Assignment and Amendment Agreement dated as of May 16, 2003, by and among Allergan, Inc., Farallon Pharma Investors, LLC and Bardeen Sciences Company, LLC

99.1	Allergan, Inc. press release dated May 16, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: May 27, 2003	By:	/s/ Douglas S. Ingram

	Name: Title:	Douglas S. Ingram Corporate Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

2.1	LLC Interest Assignment and Amendment Agreement dated as of May 16, 2003, by and among Allergan, Inc., Farallon Pharma Investors, LLC and Bardeen Sciences Company, LLC

99.1	Allergan, Inc. press release dated May 16, 2003